Exhibit 99.1

Vivakor Signs Letter of Intent to Acquire Coyote Oilfield Services,

Expanding Integrated Midstream Capabilities

Dallas, TX – Globe Newswire - December 22, 2025 - Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation service, announced today that it has signed a non-binding letter of intent to acquire Coyote Oilfield Services, LLC (“Coyote”), through its affiliate Vivakor Midstream, LLC.

The proposed acquisition is intended to materially expand Vivakor’s midstream capabilities by adding complementary expertise across pipeline development, terminal operations, oilfield services, and energy marketing, strengthening the Company’s ability to deliver integrated infrastructure and logistics solutions to customers across the energy value chain.

Coyote is a growth-oriented energy infrastructure and logistics provider with a strong track record in the design, construction, ownership, and operation of crude oil pipeline, gathering, and terminal assets across major producing regions. Its oilfield services operations provide construction management and consulting services for a wide range of capital projects, enabling Vivakor to extend its capabilities earlier in the asset lifecycle and more effectively support customer development needs.

In addition, Coyote’s marketing capabilities and established industry relationships are expected to enhance Vivakor’s ability to optimize volumes, improve asset utilization, and deepen long-term relationships with producers, marketers, refiners, and end-use customers. Coyote’s principals are expected to remain with the business following closing, supporting continuity, integration, and execution.

Vivakor Chairman and Chief Executive Officer James Ballengee commented, “We are excited to team up with the Coyote team. They bring proven operational, construction, and commercial capabilities that meaningfully enhance Vivakor’s integrated midstream platform. We believe this combination positions us to deliver more comprehensive, customer-focused infrastructure solutions while strengthening relationships across our core markets.”

Michael Duffy, Managing Partner and Chief Executive Officer of Coyote Oilfield Services, added, “Vivakor’s integrated midstream platform and disciplined approach to infrastructure development make them a strong strategic fit for Coyote. Our team has deep experience designing, constructing, and operating pipeline, terminal, and related oilfield infrastructure, and we believe combining those execution capabilities with Vivakor’s broader platform will allow us to deliver projects more efficiently, scale solutions faster, and better support customers across key energy markets.”

The parties are working toward definitive agreements with a targeted closing on or before February 28, 2026, subject to customary conditions.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of transportation, storage, reuse, and remediation services. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil storage, transportation, future reuse, and remediation services under long-term contracts. Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, fluctuations in global and regional oil and gas prices and markets, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Vivakor’s industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:

P: 469-480-7175

info@vivakor.com